AMENDED AND RESTATED

                       CERTIFICATE OF INCORPORATION

                                    OF

                       WESTERN NATIONAL CORPORATION


     It is hereby certified that Western National Corporation (the "Corporation") existing pursuant to the provisions of the Delaware General Corporation Law, as from time to time amended (the "Act"), hereby is amending its Certificate of Incorporation, which was originally filed on October 5, 1993 under the name Western National Corporation, which name has not been changed, by amending and restating the original Certificate of Incorporation in its entirety, and it is hereby further certified as follows:

     The exact text of the entire Certificate of Incorporation of the Corporation , as amended and restated (the "Amended and Restated Certificate") is set forth in its entirety below:

     FIRST:    The  name  of  the Corporation is Western National Corporation.

     SECOND: The nature of the business or purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "Act").

     THIRD: The address of the Corporation's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     FOURTH: The total number of shares of Common Stock which the Corporation shall have the authority to issue is Five Hundred Million (500,000,000), having a par value of one-thousandth of one dollar ($.001) per share. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Fifty Million (50,000,000), having a par value of one-thousandth of one dollar ($.001) per share.

     FIFTH: Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series thereof shall possess such voting powers, full or limited, or no voting powers, and such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as may be established by resolution of the Board of Directors of the Corporation (the "Board of Directors") providing for the issuance thereof, which is vested to the fullest extent permitted by law with authority to fix the powers, designations, preferences, rights, qualifications, limitations or restrictions for the Preferred Stock or any class or any series thereof, including, without limiting the generality of the foregoing, the following:

(i) The distinctive designation of such class or series and the number of shares which shall constitute each class or series of Preferred Stock which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) The rate or rates and the time or times at which dividends and other distributions on the shares of each class or each series thereof shall be paid, the relationship or priority of such dividends to those payable on Common Stock or to other classes or series of Preferred Stock, and whether or not any such dividends shall be cumulative (and, if so, from which date or dates);

(iii) Whether a class or series shall have voting powers, and if voting powers are granted, the extent thereof;

(iv) The amount payable on the shares of each class or series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

(v) The terms and condition upon which either the Corporation may exercise a right to redeem shares of each class or series or upon which the holder of such shares may exercise a right to require redemption of such stockholder's Preferred Stock, including any premiums or penalties applicable to exercise of such rights;

(vi) Whether or not a sinking fund shall be created for the redemption of the shares of a class or series, and the terms and conditions of any such fund;

(vii) Whether shares of any class or series will be convertible or exchangeable into shares of Common Stock or into other classes or series of other capital stock or other securities and the prices, premiums or penalties, ratios, adjustment provisions and other terms applicable to any such conversion or exchange;

(viii) Restrictions on acquisition, rights of first refusal or other limitations on transfer as may be applicable to any class or series, including any series intended to be offered to a special class or group;

(ix) The conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of Common Stock or of any other class or series of stock of the Corporation;

(x) The conditions and restrictions, if any, on the creation of indebtedness of the Corporation or any subsidiary, or on the authorization or issue of any additional stock of the Corporation; and

(xi) Any other preferences, limitations, qualifications or restrictions on the preferred Stock or any class or series of such shares, including rights and remedies in the event of default in connection with dividends, other distributions or redemptions.

     SIXTH: Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time in effect, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and to the rights of the holders of Preferred Stock, and except as otherwise provided by law or by this Certificate or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, each holder of shares of Common Stock shall be entitled at any and all meetings of the stockholders of the Corporation to one vote for each share of such stock standing in his name on the books of the Corporation.

     Subject to the restrictions set forth in this Article Sixth or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation that are by law available therefor, dividends payable in cash, in property or in shares of capital stock.

     Except as otherwise provided by this Certificate or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     SEVENTH:    In  the  event  of  any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

     Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of stock of any class or series of the Corporation nor a sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of the preceding sentence.

     EIGHTH: The number of directors shall be from time to time fixed pursuant to the By-laws of the Corporation. Qualifications for the directors, if any, shall be set out in the By-laws. Election of directors need not be by written ballot unless the By-laws so provide.

     NINTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be from time to time fixed by, or in the manner provided in, the By-laws of the Corporation (but no decrease in such number shall shorten the term of any incumbent director). Qualifications for the directors, if any, shall be set out in the By-laws. Election of directors need not be by written ballot unless the By-laws so provide.

     TENTH:    By-laws  will be adopted by the Board of Directors from time to
time.    The  Board  of  Directors  is authorized to make, alter or repeal the
By-laws  of  the  Corporation.

     ELEVENTH: A director, in determining what is in the best interests of the Corporation when considering the taking of any action, or refraining from taking any action, including (without limitation) any action with respect to a tender offer or proposal of acquisition, merger, consolidation or sale of assets, may consider, in addition to consideration of the effects of any action on stockholders and all other factors that such director may lawfully consider, certain other factors such as (i) the effects of the action on the Corporation's and any of its subsidiaries' employees, suppliers, creditors, customers (including policyholders) or other constituencies; (ii) the effects of the action on the communities in which the Corporation or any of its subsidiaries operate; and (iii) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.
 If, on the basis of any of such factors, the Board of Directors determines that the taking of any action, or refraining from taking any action is not in the best interests of the Corporation, it may act in accordance with such determination.

     Notwithstanding any provision of this Certificate to the contrary, the provisions of this Article Eleventh may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Certificate or to the By-laws of the Corporation, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the voting stock (as defined in subparagraph (c) of Article Thirteenth) of the Corporation voting as a single class.

     TWELFTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     THIRTEENTH: This Article Thirteenth shall govern the approval of certain business combination transactions involving the Corporation. Each capitalized term used in this Article Thirteenth shall have the meaning ascribed to it in subparagraph (c) hereof.

     (a) Except as provided in subsection (b) of this Article Thirteenth, holders of Voting Stock shall not be entitled to vote on a Special Business Combination Transaction and such Special Business Combination Transaction shall not be effected unless the aggregate amount of the cash and the fair value of any consideration other than cash to be received per share by holders of the Corporation's Common Stock in such Special Business Combination Transaction shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees and adjusted for any intervening stock splits and stock dividends) paid in order to acquire any shares of Common Stock beneficially owned by the Related
Person, and the aggregate amount of the cash and the fair value of any consideration other than cash to be received per share by holders of any class or series of the Corporation's Preferred Stock in such Special Business Combination Transaction shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees and adjusted for any intervening stock splits and stock dividends) paid in order to acquire any shares of such class or series of Preferred Stock beneficially owned by the Related Person. In the event of a Special Business Combination Transaction in which the Corporation survives, the phrase "any consideration other than cash to be received" as used in this subparagraph (a) of this Article Thirteenth shall include the shares of Common Stock or Preferred Stock retained by the holders thereof.

     (b) The provisions of subparagraph (a) of this Article Thirteenth shall not apply to any Special Business Combination Transaction of such Special Business Combination Transaction shall have been approved by two-thirds of the Continuing Directors.

     (c) For purposed of this Article Thirteenth, the following definitions shall apply:

     (1)       The term "Special Business Combination Transaction" shall mean:

               (i) any merger or consolidation of the Corporation or any Subsidiary with (x) any related Person or (y) any other corporation or entity (whether or not itself a Related Person) which is, or after each merger or consolidation would be, an Affiliate of a Related Person; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any Related Person or any Affiliate of any Related Person of all or a Substantial Part of the assets of the Corporation (including, without limitation, any securities of a Subsidiary) or any Subsidiary; or

               (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate of a Related Person; or

               (iv) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or in a series of related transactions) of any securities of the Corporation or any Subsidiary to a Related Person, or any Affiliate of a Related Person, in exchange for cash, securities or other property (or a combination thereof); or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any self tender offer for or repurchase of securities of the Corporation or any Subsidiary by the Corporation or any Subsidiary, or any other transaction (whether or not with or into or otherwise involving a Related Person) which in any such case has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate of any Related Person.

     (2)    The term "Substantial Part" (as distinguished from the phrase
"all or substantially all") shall mean more than 10% of the book value of the total assets of the person or entity in question, as of the end of its most
recent  fiscal    year  ending  prior  to  the  time  of  the  determination.

     (3) The term "person" shall mean any individual, firm, corporation, partnership, group (within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934, as in effect on the date hereof) or other entity.

     (4) The term "Related Person" shall mean any person (other than the Corporation or Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which, as of the date on which such determination is made:

          (i) is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding shares of Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior thereto was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

          (iii) which is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior thereto beneficially owned by a Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not utilizing the facilities of a national securities exchange, occurring in the national over-the-counter market or involving a public distribution.

     (5)  A  person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates beneficially owns, directly; or

          (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

          (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (6)  For the purposes of determining whether a person is a Related
Person pursuant to subparagraph (c)(4) of this Article Thirteenth, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(5) of this Article Thirteenth but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (7) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

     (8) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (c)(4) of this Article Thirteenth, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (9) "Continuing Director" shall mean any director who (i) is a director of the Corporation on October 5, 1993, (ii) was designated (before such person's initial election as a director) by a majority of the Continuing Directors as a Continuing Director, (iii) with respect to a Special Business Combination Transaction, was a member of the Board of Directors immediately prior to the date on which any Related Person involved, either directly or through an Affiliate or Associate, in such Special Business Combination
Transaction  first  became  a  Related  Person.

     (10) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation, in each case voting together as a single class (it being understood that for purposes of this Article Thirteenth each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Sixth of this Certificate).

     (d) A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Thirteenth, including, without limitation:

     (1)   whether  a  person  is  a  Related  Person;

     (2) the number of shares of Voting Stock beneficially owned by any person;

     (3)   whether a person is an Affiliate or Associate of another person;
and

     (4) the fair value of any consideration other than cash to be received by holders of shares of any class or series of Voting Stock in a Special Business Combination Transaction.

     The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article Thirteenth.

     (e) Notwithstanding any provision of this Certificate to the contrary, the provisions set forth in this Article Thirteenth may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Certificate or to the By-laws, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the Voting Stock of the Corporation voting as a single class.

     FOURTEENTH: (a) At any time as such may be permitted under the Act, the By-laws of the Corporation may provide that advance notice of nominations for the Board of Directors, other than nominations by the Board of Directors itself or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws.

     (b) Notwithstanding any provision of this Certificate to the contrary, the provision set forth in subparagraph (a) of this Article Fourteenth may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Certificate or to the By-laws, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the Voting Stock
(as defined in subparagraph (c) of Article Thirteenth) of the Corporation voting as a single class.

     FIFTEENTH: (a) Except as otherwise may be required by this Certificate or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, special meetings of stockholders shall be called only by the Board of Directors acting by the affirmative vote of a majority of the directors then in office.

     (b) Notwithstanding any provision of this Certificate to the contrary, the provision set forth in subparagraph (a) of this Article
Fifteenth may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Certificate or to the By-laws, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the Voting Stock
(as defined in subparagraph (c) of Article Thirteenth) of the Corporation voting as a single class.

     SIXTEENTH: A director of the Corporation shall not be personally liable either to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of the Act, or (iv) for any transaction from which the director derived improper personal benefit. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of this Article Sixteenth by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTEENTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no
reasonable  cause  to  believe  his  or  her  conduct  was  unlawful.    The
determination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b) of this Article Seventeenth, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (d) Any indemnification under subparagraphs (a) and (b) of this Article Seventeenth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subparagraphs (a) and (b) of this Article Seventeenth. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article Seventeenth. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Seventeenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (g) For purposes of this Article Seventeenth, any reference to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Seventeenth with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (h) For purposes of this Article Seventeenth, any reference to "other enterprise" shall include employee benefit plans; any reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and any reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article Seventeenth.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Seventeenth shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     (j) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Act.

     EIGHTEENTH: The names and mailing addresses of the initial Board of Directors who shall serve until the first annual meeting of the stockholders or until their successors are duly elected and qualified are as follows:

               Michael  J.  Poulos
               5555  San  Felipe  Road
               Houston,  Texas    77056


     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officers of the Corporation this 31st day of January, 1994.

                                             Western National Corporation



                                             By:/s/ James S. Adams
                                                -------------------------
                                                    James S. Adams
                                                    Senior Vice President

Attest:


By: /s/ Karl W. Kindig
   --------------------------
        Karl W. Kindig
        Assistant Secretary

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                AND LIMITATIONS OF THE SERIES A PARTICIPATING
                        CONVERTIBLE PREFERRED STOCK OF
                         WESTERN NATIONAL CORPORATION


     WESTERN NATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), HEREBY CERTIFIES that pursuant to the authority conferred upon the Board of Directors by Article Fifth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by the unanimous vote of its members, adopted a resolution providing for the issuance of a series of 7,254,464 shares of Preferred Stock to be designated as Series A Participating Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that a series of Preferred Stock of the Corporation be and it hereby is created, such series of Preferred Stock is to be designated as the Series A Participating Convertible Preferred Stock (hereinafter referred to as the "Preferred Stock"), to consist of 7,254,464 shares with a par value of one-thousandth of one dollar ($.001) per share (each share shall be referred to herein as a "Share"), the preferences, special rights, qualifications, limitations, restrictions, redemption rights, dividend rights and rights of dissolution of assets of each share of which shall be as follows:

     1. RANKING. The Preferred Stock will rank senior to the Common Stock, and may rank senior to, on a parity with, or junior to any series of preferred stock hereafter designated, with respect to dividends and liquidation rights. All equity securities of the Corporation to which the Preferred Stock ranks prior with respect to the payment of dividends and upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as the "Junior Stock", all equity securities of the Corporation with which the Preferred Stock ranks on a parity with respect to the payment of dividends and upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as "Parity Stock", and all equity securities of the Corporation to which the Preferred Stock ranks junior, with respect to dividends or upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as the "Senior Stock".

     2.          DIVIDENDS.   So long as any shares of Preferred Stock shall
remain outstanding, the Corporation shall not (i) declare or pay any dividend or make any other distribution on its Common Stock (whether payable in cash, in property or in securities of the Corporation), other than a dividend payable solely in Common Stock or rights to purchase Common Stock, unless concurrently therewith the Corporation shall declare or pay a dividend or make a distribution on each share of Preferred Stock then outstanding equal to the dividend or distribution per share declared, paid or made on the Common Stock and, if such dividend or distribution on the Common Stock is declared, paid or made in property (other than cash) or securities of the Corporation, of identical property or securities, (ii) declare or pay any dividend or make any other distribution on the Common Stock payable in shares of Common Stock or rights to purchase Common Stock, unless concurrently therewith the Corporation shall declare or pay a dividend or make a distribution on each share of Preferred Stock then outstanding, in the case of a dividend or distribution payable in Common Stock, of a number of additional shares of Preferred Stock equal to the number of shares of Common Stock payable with respect to each share of Common Stock, or, in the case of a dividend or distribution payable in rights to purchase Common Stock, of rights to purchase the number of shares of Preferred Stock equal to the number of shares of Common Stock purchasable pursuant to the rights payable to the holder of one share of Common Stock and at the same purchase price and on the same terms and conditions, (iii) split or otherwise subdivide the Common Stock into a greater number of shares or combine the Common Stock into a lesser number of shares (whether by stock split, reverse stock split, reclassification or otherwise) or reclassify the Common Stock, unless concurrently therewith the Corporation shall subdivide, combine or reclassify the Preferred Stock so that the number of shares of Preferred Stock outstanding immediately following such division, combination or reclassification shall bear the same relationship to the number of shares of Preferred Stock outstanding immediately prior to such division, combination or reclassification as the number of shares of Common Stock outstanding immediately following such division, combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such division, combination or reclassification and in connection with such division, combination or reclassification the holders of the Preferred Stock shall be entitled to receive, in respect of each share thereof, any additional property or securities of the Corporation receivable by the holders of the Common Stock upon such division, combination or reclassification in respect of each share of Common Stock, or (iv) make, or permit any of its subsidiaries or affiliates to make, any redemption, purchase or other acquisition, directly or indirectly, of any shares of Common Stock in connection with an offer to all or substantially all of the holders thereof, unless concurrently therewith the Corporation shall offer to all holders of Preferred Stock (on the same terms and conditions as the offer to the holders of the Common Stock) to redeem, purchase or otherwise acquire a number of shares of Preferred Stock so that, if such offer were accepted in full, the number of shares of Preferred Stock outstanding immediately following such redemption, purchase or acquisition would bear the same relationship to the number of shares of Preferred Stock outstanding immediately prior thereto as the number of shares of Common Stock immediately following such redemption, purchase or acquisition of Common Stock bears to the number of shares of Common Stock outstanding immediately prior thereto.

     3.          VOTING.

     a. Except as otherwise required by law, the Preferred Stock shall have no voting power.

     b. On all matters to be voted on by the holders of the Preferred Stock, such holders shall be entitled to one vote for each share.

     4. REDEMPTION. The Preferred Stock shall not be redeemable (except as contemplated in section 2) and shall not be subject to any sinking fund.

     The Corporation shall have the right to purchase Preferred Stock in the public market or in private purchases at such prices as may from time to time be available in the public market or in private purchases for such shares and shall have the right at any time to acquire any Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any other stockholder to sell any Preferred Stock (or any other stock) to the Corporation.

     5.          CONVERSION.
     a. Automatic Conversion. Upon satisfaction of the Conversion Condition, each share of Preferred Stock shall automatically and without any action on the part of the holder thereof or the Corporation be converted into one fully paid and nonassessable share of Common Stock. The "Conversion
Condition" shall be (i) the approval of the holders of Common Stock of the Corporation (by vote or written consent of a resolution providing for such conversion), such approval to be based on the affirmative vote of those present and voting (or executing a consent), in person or by proxy (which resolution may be presented at any annual or special meeting of shareholders, at which a quorum is present, upon such notice as may be required by law) or
(ii) receipt of a written determination by the New York Stock Exchange that the rules and regulations of such Exchange do not require shareholder approval of such issuance.

     b. Effectiveness and Effect of Conversion. Conversion shall be deemed to have been effected immediately prior to the close of business on the date of satisfaction of the Conversion Condition. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at such time and all shares of Preferred Stock so converted shall be deemed to be no longer outstanding as of such date.

     As promptly as practicable, and in any event within five days, after the surrender of such shares of Preferred Stock, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Preferred Stock. The issuance of stock certificates representing shares of Common Stock on conversion of shares of Preferred Stock shall be made without charge for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issuance and delivery of Common Stock in any name other than that of the holder of record of any Preferred Stock converted, and the Corporation shall not be required so to issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     c. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation deliverable upon the conversion of all outstanding shares of Preferred Stock.

     6.          LIQUIDATION.   In the event of any voluntary or involuntary
dissolution, liquidation or winding up of the Corporation (for the purposes of this subsection 6, a "Liquidation"), before any distribution of assets shall be made to the holders of any stock of the Corporation ranking junior upon liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $.001 plus all dividends (whether or not declared or due) accumulated and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Preferred Stock before any distribution of assets is made to holders of shares of Junior Stock (for purposes of this subsection 6, the
"liquidation  preference").    After  payment  of  the  full  amount  of  the
liquidation preference to which the holder of each share of Preferred Stock is entitled, and after holders of shares of Common Stock have received in the Liquidation $0.001 per share upon Liquidation, such holder will participate in any further distributions made to the holders of Common Stock as if such holder held the number of shares of Common Stock into which such Preferred Stock is then subject to conversion.

     If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Preferred Stock, and any classes of Parity Stock and any other classes of stock ranking on a parity upon liquidation with the Parity Stock issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Preferred Stock and all other such stock the full amounts (including all dividends accumulated and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Preferred Stock (to be allocated pro rata among the Preferred Stock) in connection with such Liquidation of the Corporation, an aggregate amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Preferred Stock, the Parity Stock and all other stock ranking on a parity with the Parity Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the Liquidation of the Corporation is specifically approved) or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this subsection 6.

     The holder of any Preferred Stock shall not be entitled to receive any payment owed for such Shares under this subsection 6 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

     7. STATUS OF REACQUIRED PREFERRED STOCK. Shares issued and reacquired by the Corporation (including shares of Preferred Stock which shall be deemed to have been reacquired upon conversion into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock of the Corporation undesignated as to series, subject to later issuance in accordance with the Certificate of Incorporation.

     RESOLVED, that, before the Corporation shall issue any shares of the Preferred Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said
Section 151; and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designation to be duly executed by the President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 13th day of September, 1996.

                                        WESTERN NATIONAL CORPORATION



                                        By: /s/ Michael J. Poulos
                                           --------------------------------
                                                Michael J. Poulos
                                                Chairman of the Board of
                                                Directors, President
                                                and Chief Executive Officer
(Corporate  Seal)

ATTEST:


By: /s/  Dwight  L.  Cramer
   -----------------------------
         Dwight  L.  Cramer
         Secretary